Exhibit 99.1

Semtech Announces Third Quarter of Fiscal Year 2013 Results

  Record quarterly revenue of $161M, up 30% from prior year quarter
  Net income up 66% from prior quarter
  Record cash flow from operations of $55M, representing 34% of revenue

CAMARILLO, Calif.--(BUSINESS WIRE)--November 28, 2012--Semtech Corporation (Nasdaq: SMTC), a leading supplier of analog and mixed-signal semiconductors, today reported unaudited financial results for its third quarter of fiscal year 2013, which ended October 28, 2012.

Net revenue for the third quarter of fiscal year 2013 was $160.9 million, up 29.8 percent from the third quarter of fiscal year 2012 and up 6.8 percent from the second quarter of fiscal year 2013. Third quarter revenue included $8.1 million of IP licensing revenue.

Gross profit margin, computed in accordance with U.S. generally accepted accounting principles (GAAP), for the third quarter of fiscal year 2013 was 60.2 percent compared to 59.2 percent in the third quarter of fiscal year 2012 and 49.5 percent in the second quarter of fiscal year 2013.

GAAP net income for the third quarter of fiscal year 2013 was $16.6 million, or approximately 25 cents per diluted share. This compares to GAAP net income of $27.0 million or 40 cents per diluted share in the third quarter of fiscal year 2012 and GAAP net income of $10.0 million or 15 cents per diluted share in the second quarter of fiscal year 2013.

To facilitate the complete understanding of comparable financial performance between periods, Semtech also presents performance results net of certain non-cash and one-time items. Semtech's non-GAAP results exclude the following items:

  Stock-based compensation expense
  Acquisition related fair value adjustments
  Option and restatement related expenses
  Transaction and other acquisition related expenses
  Intangible amortization and impairments
  Reorganization and integration related expenses
  Environmental monitoring and remediation reserves
  Release of prior accrued taxes on foreign earnings

Non-GAAP gross profit margin for the third quarter of fiscal year 2013 was 63.1 percent. Non-GAAP gross profit margin for the third quarter of fiscal year 2012 was 59.4 percent and 61.2 percent in the second quarter of fiscal year 2013.

Non-GAAP net income for the third quarter of fiscal year 2013 was $36.1 million or 53 cents per diluted share. Non-GAAP net income was $35.0 million or 52 cents per diluted share in the third quarter of fiscal year 2012 and was $27.5 million or 41 cents per diluted share in the second quarter of fiscal year 2013.

As of October 28, 2012 Semtech had $218.0 million in cash, cash equivalents and marketable securities and $336.2 million in debt, compared to $173.4 million in cash, cash equivalents and marketable securities and $341.6 million in debt at the end of the second quarter of fiscal year 2013.

Mohan Maheswaran, Semtech's President and Chief Executive Officer, said, "Despite a challenging macroeconomic environment, Semtech posted record revenue, expanded margins and grew profits in the third quarter of fiscal year 2013. The integration of Gennum Corporation continues to progress quite well, and Q3 was a record quarter for Gennum for both bookings and revenue. Our relentless focus on identifying growth opportunities and executing well continues to yield positive results for the company.”

The results announced today are preliminary, as they are subject to customary quarterly review procedures by the Company's independent registered public accounting firm. As such, these results are subject to revision until the Company will have filed its quarterly report on Form 10-Q for the third quarter of fiscal year 2013.

Fourth Quarter of Fiscal Year 2013 Outlook

  Net sales are expected to be in the range of $146.0 million to $152.0 million
  GAAP gross profit margin is expected to be between 58.3 percent and 58.9 percent
  The amortization of the fair value adjustment for acquired inventory, which is included in the above GAAP estimate, is expected to be approximately $4.4 million
  Non-GAAP gross profit margin is expected to be between 61.5 percent and 62.0 percent
  GAAP SG&A expense is expected to be in the range of $32.3 million to $32.8 million
  GAAP R&D expense is expected to be in the range of $31.6 million to $32.1 million
  Stock-based compensation expense, which is included in the preceding GAAP estimates, is expected to be approximately $6.9 million, categorized as follows: $0.4 million cost of sales, $4.1 million SG&A, and $2.4 million R&D
  Amortization of acquired intangible assets is expected to be approximately $8.2 million
  Transaction and other acquisition related expenses of approximately $1.3 million
  Reorganization and integration related expenses of approximately $1.2 million
  Interest and other expense is expected to be approximately $4.4 million
  GAAP tax rate is expected to be between 0 percent and 2 percent
  GAAP earnings are expected to be in the range of 13 cents to 17 cents per diluted share
  Non-GAAP earnings are expected to be in the range of 41 cents to 45 cents per diluted share
  Fully diluted share count is expected to be approximately 68.0 million shares
  Capital expenditures are expected to be approximately $7.0 million

Non-GAAP Financial Measures

To supplement the Company's consolidated financial statements prepared in accordance with GAAP, this release includes a non-GAAP presentation of gross profit, net income and earnings per diluted share. To provide additional insight into the Company's fourth quarter outlook, this release includes a presentation of forward-looking non-GAAP gross profit and earnings per diluted share. A further discussion of these non-GAAP financial measures can be found above. The non-GAAP gross profit, net income and earnings per diluted share measures exclude stock-based compensation, amortization of acquired intangible assets, and the other items detailed above. Free cash flow is defined as total cash provided (used in) by operating activities less additions to property and equipment. This non-GAAP financial measure assists investors in making a ready comparison of the company's expected free cash flow against the company's results for the respective prior periods and against management's previously provided expectations. These non-GAAP measures are provided to enhance the user's overall understanding of the Company's comparable financial performance between periods. In addition, the Company's management generally excludes the items noted above when managing and evaluating the performance of the business. The financial statements provided with this release include reconciliations of GAAP results for the third quarter of fiscal years 2013 and 2012 and the second quarter of fiscal year 2013; and a reconciliation of forward-looking earnings per diluted share for the fourth quarter of fiscal year 2013. These additional financial measures should not be considered substitutes for any measures derived in accordance with GAAP and may be inconsistent with similar measures presented by other companies.

Forward-Looking and Cautionary Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as future financial performance, future operational performance, the anticipated impact of specific items on future earnings, and our plans, objectives and expectations. These forward-looking statements are identified by the use of such terms and phrases as "intends," "goal," "estimate, "expect," "project," "plans," "anticipates," "should," "will," "designed to," "believe," and other similar expressions which generally identify forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results and events to differ materially from those projected. Important factors that could cause actual results to differ materially include, but are not limited to: the continuation and/or pace of key trends considered to be main contributors to the Company's growth, such as demand for increased network bandwidth, demand for increasing energy efficiency in the Company's products or end use applications of the products, demand for increasing miniaturization of electronic components; shifts in demand among target customers, and other comparable changes in projected or anticipated markets; the success of near and longer term efforts to integrate Gennum into the Company; unexpected acquisition-related costs and expenses; competitive changes in the market place applicable to the products of Gennum, as well as the products of the Company in its pre-Gennum “organic” product lines, including, but not limited to the pace of growth or adoption rates of applicable products or technologies; shifts in focus among target customers, and other comparable changes in projected or anticipated markets; adequate supply of components and materials from our suppliers, and of our products from our third-party manufacturers, to include disruptions due to natural causes or disasters, or related extraordinary weather events; the Company's ability to forecast and achieve anticipated revenues and earnings estimates in light of periodic economic uncertainty, to include impacts arising from European and global economic dynamics; the Company's ability to manage expenses to achieve anticipated amounts; and the amount and timing of expenditures for capital equipment deemed necessary or advisable by the Company. Additionally, forward-looking statements should be considered in conjunction with the cautionary statements contained in the "Risk Factors" section and elsewhere in the Company's Annual Report on Form 10-K for the fiscal year ended January 29, 2012, in the Company's other filings with the SEC, and in material incorporated therein by reference. In light of the significant uncertainties inherent in the forward-looking information included herein, any such forward-looking information should not be regarded as representations by the Company that its objectives or plans will be achieved or that any of its operating expectations or financial forecasts will be realized. Investors are cautioned not to place undue reliance on any forward-looking information contained herein. The Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Semtech

Semtech Corporation is a leading supplier of analog and mixed-signal semiconductors for high-end consumer, computing, communications and industrial equipment. Products are designed to benefit the engineering community as well as the global community. The company is dedicated to reducing the impact it, and its products, have on the environment. Internal green programs seek to reduce waste through material and manufacturing control, use of green technology and designing for resource reduction. Publicly traded since 1967, Semtech is listed on the NASDAQ Global Select Market under the symbol SMTC. For more information, visit http://www.semtech.com.

Semtech and the Semtech logo are marks of Semtech Corporation.

SEMTECH CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Table in thousands - except per share amount)

	Three Months Ended			Nine Months Ended
	October 28,	July 29,	October 30,	October 28,	October 30,
	2012	2012	2011	2012	2011
	Q3 2013	Q2 2013	Q3 2012	FY 2013	FY 2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$160,878	$150,704	$123,944	$428,224	$376,569
Cost of sales	64,085	76,179	50,537	201,569	150,588
Gross profit	96,793	74,525	73,407	226,655	225,981
Operating costs and expenses:
Selling, general and administrative	35,646	31,220	25,110	111,684	74,296
Product development and engineering	33,354	32,613	20,489	90,050	61,242
Intangible amortization and impairments	8,212	7,977	4,573	21,767	8,778
Total operating costs and expenses	77,212	71,810	50,172	223,501	144,316
Operating income	19,581	2,715	23,235	3,154	81,665
Interest expense	(4,172)	(4,194)	-	(10,208)	-
Interest income and other (expense), net	(1,071)	162	729	(696)	172
Income (loss) before taxes	14,338	(1,317)	23,964	(7,750)	81,837
(Benefit) provision for taxes	(2,252)	(11,339)	(3,015)	(36,571)	5,138
Net income	$16,590	$10,022	$26,979	$28,821	$76,699

Earnings per share:
Basic	$0.25	$0.15	$0.41	$0.44	$1.18
Diluted	$0.25	$0.15	$0.40	$0.43	$1.14

Weighted average number of shares used in computing earnings per share:
Basic	65,996	65,587	65,440	65,622	65,180
Diluted	67,465	67,165	67,314	67,306	67,539

SEMTECH CORPORATION
CONSOLIDATED BALANCE SHEETS
(Table in thousands)

	October 28,	Jan 29,
	2012	2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$204,954	$227,022
Temporary investments	5,017	83,121
Accounts receivable, net	72,804	49,644
Inventories	73,825	46,995
Deferred tax assets	13,800	5,339
Prepaid taxes	31,740	9,580
Other current assets	18,342	5,611
Total current assets	420,482	427,312

Property, plant and equipment, net	100,390	69,713
Long-term investments	8,012	17,522
Deferred income taxes	47,917	-
Goodwill	394,508	129,651
Other intangible assets, net	212,043	66,720
Other assets	21,321	15,403
Total assets	$1,204,673	$726,321

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$51,131	$26,699
Accrued liabilities	46,697	32,389
Deferred revenue	4,565	3,853
Current portion - long term debt	46,845	-
Deferred tax liabilities	4,157	4,041
Total current liabilities	153,395	66,982

Deferred tax liabilities - non-current	52,316	1,000
Long term debt - less current	289,323	-
Other long-term liabilities	27,713	28,151
		-
Shareholders’ equity	681,926	630,188
Total liabilities & shareholders' equity	$1,204,673	$726,321

SEMTECH CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Table in thousands)

	Nine Months Ended
	October 28,	October 30,
	2012	2011
	(Unaudited)	(Unaudited)

Cash flows from operating activities:
Net income	$28,821	$76,699
Adjustments to reconcile net income to net cash provided by operating activities, net of effects of acquisitions
Depreciation, amortization and impairments	35,300	16,084
Effect of acquisition fair value adjustments	33,251	-
Accretion of deferred financing costs and debt discount	1,819	-
Accrued interest expense	186	-
Deferred income taxes	(12,586)	5,209
Stock-based compensation	16,727	17,149
Excess tax benefits on stock based compensation	(3,335)	(2,327)
Loss (gain) on disposition of property, plant, and equipment	85	(6)
Changes in assets and liabilities	(33,489)	(39,240)
Net cash provided by operating activities	66,779	73,568

Cash flows from investing activities:
Purchase of available-for-sale investments	(17,122)	(90,331)
Proceeds from sales and maturities of available-for-sale investments	104,699	95,122
Proceeds from sales of property, plant, and equipment	-	18
Purchase of property, plant, and equipment	(18,115)	(18,007)
Purchase of intangible assets	(250)	(3,000)
Acquisitions, net of cash acquired	(491,717)	-
Net cash used in investing activities	(422,505)	(16,198)

Cash flows from financing activities:
Proceeds from debt issuance, net of discount	347,000	-
Deferred financing cost	(8,962)	-
Payment for interest rate cap	(1,100)	-
Excess tax benefits on stock based compensation	3,335	2,327
Proceeds from issuance of common stock	4,839	35,005
Repurchase of outstanding common stock	(269)	(30,579)
Payment of long term debt	(11,250)	-
Net cash provided by financing activities	333,593	6,753
Effect of exchange rate increase (decrease) on cash and cash equivalents	65	(2)

Net (decrease) increase in cash and cash equivalents	(22,068)	64,121
Cash and cash equivalents at beginning of period	227,022	119,019

Cash and cash equivalents at end of period	$204,954	$183,140

SEMTECH CORPORATION
SUPPLEMENTAL INFORMATION - NOTES TO CONSOLIDATED GAAP STATEMENTS OF INCOME
(Tables in thousands - except per share amounts)

	Three Months Ended			Nine Months Ended
	October 28,	July 29,	October 30,	October 28,	October 30,
	2012	2012	2011	2012	2011
Stock-based Compensation Expense	Q3 2013	Q2 2013	Q3 2012	FY 2013	FY 2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Cost of sales	$313	$297	$238	$841	$712
Selling, general and administrative	3,970	2,657	2,757	9,852	11,041
Product development and engineering	2,199	1,965	2,046	6,034	5,396
Total stock-based compensation expense	$6,482	$4,919	$5,041	$16,727	$17,149

	Three Months Ended			Nine Months Ended
	October 28,	July 29,	October 30,	October 28,	October 30,
	2012	2012	2011	2012	2011
Gross Profit - Reconciliation GAAP to Non-GAAP	Q3 2013	Q2 2013	Q3 2012	FY 2013	FY 2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

GAAP gross profit	$96,793	$74,525	$73,407	$226,655	$225,981
Adjustments to GAAP gross profit:
Stock-based compensation expense	313	297	238	841	712
Expiration of acquired return rights	-	(371)	-	(676)	-
Fair value adjustment related to acquired inventory	4,382	17,726	-	35,024	-
Non-GAAP gross profit	$101,488	$92,177	$73,645	$261,844	$226,693

	Three Months Ended			Nine Months Ended
	October 28,	July 29,	October 30,	October 28,	October 30,
	2012	2012	2011	2012	2011
Net Income - Reconciliation GAAP to Non-GAAP	Q3 2013	Q2 2013	Q3 2012	FY 2013	FY 2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

GAAP net income	$16,590	$10,022	$26,979	$28,821	$76,699

Adjustments to GAAP net income:
Stock-based compensation expense	6,482	4,919	5,041	16,727	17,149
Acquisition related fair value adjustments	4,721	18,065	-	35,918	-
Option and restatement related expenses	-	-	8	-	194
Transaction and other acquisition related expenses	1,099	606	921	4,737	921
Environmental monitoring and remediation reserves	2,540	-	-	2,540	-
Intangible amortization and impairments	8,212	7,977	4,573	21,767	8,778
Reorganization and integration related expenses	1,310	1,151	1,981	16,996	1,981

Total before taxes	24,364	32,718	12,524	98,685	29,023
Associated tax effect	(4,884)	(15,276)	(4,460)	(46,034)	(7,502)
Total of supplemental information net of taxes	19,480	17,442	8,064	52,651	21,521
Non-GAAP net income	$36,070	$27,464	$35,043	$81,472	$98,220

Diluted GAAP earnings per share	$0.25	$0.15	$0.40	$0.43	$1.14
Adjustments per above	0.28	0.26	0.12	0.78	0.31
Diluted non-GAAP earnings per share	$0.53	$0.41	$0.52	$1.21	$1.45

	Three Months Ended			Nine Months Ended
	October 28,	July 29,	October 30,	October 28,	October 30,
	2012	2012	2011	2012	2011
Tax Impact Associated With Supplemental Information	Q3 2013	Q2 2013	Q3 2012	FY 2013	FY 2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Adjustments to GAAP net income:
Stock-based compensation expense	$119	$4,029	$2,798	$4,884	$4,757
Acquisition related fair value adjustments	1,249	4,238	-	6,433	-
Option and restatement related expenses	-	-	8	-	75
Transaction and other acquisition related expenses	322	296	156	883	156
Environmental monitoring and remediation reserves	707	-	-	707	-
Intangible amortization and impairments	1,664	1,495	930	3,388	1,946
Reorganization and integration related expenses	823	2,174	568	3,252	568
Release of prior accrued taxes on foreign earnings	-	-	-	23,443	-
Effect of enacted tax rate changes	-	3,044	-	3,044	-
Total of associated tax effect	$4,884	$15,276	$4,460	$46,034	$7,502

	Three Months Ended
	October 28,	July 29,	October 30,
	2012	2012	2011
	Q3 2013	Q2 2013	Q3 2012
	(Unaudited)	(Unaudited)	(Unaudited)
Free Cash Flow:

Cash Flow from Operations	54,908	23,605	32,982
Net Capital Expenditure	(7,400)	(6,085)	(2,735)
Free Cash Flow:	47,508	17,520	30,247

Q4 FY13 Earnings Per Share Guidance
GAAP to Non-GAAP Reconciliation (net of tax)
	Low	High
GAAP EPS	0.13	0.17

Stock based compensation expense	0.09	0.09
Acquisition related fair value adjustments	0.08	0.08
Amortization of acquired intangibles	0.11	0.11

Non-GAAP EPS	$0.41	$0.45

CONTACT:
Semtech Corporation
Linda Brewton
(805) 480-2004
webir@semtech.com